EXHIBIT 5

                       [Letterhead of Baker Botts L.L.P.]


April 12, 2000


Cabot Oil & Gas Corporation
1200 Enclave Parkway
Houston, Texas  77077

Ladies and Gentlemen:

     As set forth in Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") to the Registration Statement on Form S-8 (Registration No. 33-53723) to be filed by Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale of shares (the "Shares") of common stock of the Company, par value $0.10 per share (the "Common Stock"), that have been or may in the future be acquired pursuant to the Cabot Oil & Gas Corporation 1994 Long-Term Incentive Plan (the "Plan") by certain of our employees, former employees and certain transferees thereof (the "Selling Stockholders"), we are passing upon certain legal matters in connection with the Common Stock for the Company. At your request, we are furnishing this opinion to you for filing as
Exhibit 5 to the Post-Effective Amendment.

     In our capacity as your counsel in the connection referred to above, we have examined the Plan, the Certificate of Incorporation and Amended and Restated Bylaws of the Company and the originals, or copies, certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.

     Based on our examination as aforesaid, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     2. Upon the issuance by the Company of the Shares pursuant to the terms of the Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

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                                                                  April 12, 2000

     We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to us under the leading "Legal Matters" in the Reoffer Prospectus that is a part of the Post-Effective Amendment.

                                                Very truly yours,


                                                /s/ Baker & Botts, L.L.P.